                                                                   EXHIBIT 10.17
                        NON-EXCLUSIVE LICENSE AGREEMENT

       This Non-Exclusive License Agreement (hereinafter called the "Agreement" or "License") is made and entered into effective this 19th day of April, 1999, by and between Cyberoad.com(Isle of Man) Ltd. ("Cyberoad.com(IOM) Ltd. or "Licensor"), an Isle of Man corporation, and Cyberoad Gaming
Corporation(CGC)("Licensee"), a St. Kitts corporation.

                                    RECITALS

       WHEREAS, Cyberoad.com(I0M) Ltd. and its affiliates are engaged in the business of developing and manufacturing applications and communications software and has developed certain software and hardware applications, Know-How, trade secrets, copyrights and trademarks, and has obtained licenses to certain hardware and software, and has expertise in networking, software, hardware, security systems, electronic commerce, gaming systems, networked systems, finance and banking for use by Content Providers on an Internet Website as part of Licensor's CR Netbook(TM) gaming system; and

       WHEREAS, CGC has a contract with Cyberoad.com(IOM) Ltd. to have international gaining transactions conducted on its behalf under a data processing license issued by the Government of Costa Rica for the operation of transaction processing through satellite, telephone, Internet and other technology; and

       WHEREAS, CGC desires to secure a non-exclusive license to Cyberoad.com(IOM) Ltd.'s Proprietary Technology, CR Netbook(TM),

       WHEREAS, Cyberoad.com(IOM) Ltd. is willing to grant to CGC a non-exclusive license

       NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements recited in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:



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                                    ARTICLE I

                                   DEFINITIONS

       1.1 SOFTWARE, shall mean computer-readable programs for computer operating systems or specific applications.

       1.2 HARDWARE, shall mean the equipment and fixtures with which software is used.

       1.3 WEBSITE, shall mean Licensee's CR Netbook(TM)domain, accessible as a website via the Internet at the URL: WWW.THEBIGBOOKCOM. Nothing in this definition shall be construed as giving Cyberoad.com(IOM) Ltd. any rights, title or legal ownership of, control or say of any nature over the website of CGC, whether or not the CGC website is hosted on equipment owned and managed by Cyberoad.com(IOM Ltd. CGC has absolute ownership and control over any of its Uniform Resource Locators ("URL's") and the entire website.

       1.4 INTERNET, shall mean a network of computer networks accessible through telephonic means by computer for specific uses, including, but not limited to recreational activities, such as games, wagering, betting, and related support activities.

       1.5 PLATFORMS, shall mean the equipment, programs, and telecommunications network access necessary for the provision of specific telecommunication network activities, including but not limited to games, activities, and other specific uses.

       1.6 NETWORK(s), shall mean a system(s) by which individual computer operators may communicate with one another via telephonic or wireless means.

       1.7 ON-LINE OPERATING SYSTEM(s), shall mean that software which supports communication and specific applications over one or more networks.

       1.8 PROPRIETARY TECHNOLOGY, shall mean that Cyberoad.com(IOM) Ltd.'s Know-How, whether patented or unpatented, registered or unregistered, copyrighted or uncopyrighted,



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confidential or in the public domain, or acquired by assignment, license, or other means. The term Proprietary Technology shall include, but shall not be limited to Cyberoad.com(IOM) Ltd.'s CR Netbook(TM) On-line Sportsbook management and delivery system.

       1.9 CGC SPORTSBOOK, shall mean Licensee's unique software application(s) derived from Licensor's CR Netbook(TM)template, operating on the Site.

       1.10 GAMING, shall mean gambling.

       1.11 ON-LINE WAGERING, shall mean Gaming activities of any kind performed over Network(s).

       1.12 CONTENT PROVIDER, shall mean the Licensee of a website derived from the CR Netbook(TM) template.

       1.13 TERRITORY, shall mean only those countries or political subdivisions in the world where On-line Wagering is lawful.

       1.14 PROCESS, means the process, method, procedure, sequence, steps, or use of apparatus including, in whole or in part, Licensor's Trade Secrets and Know-How.

       1.15 TRADE SECRETS, means the process, drawings, engineering designs, computations, specifications, materials, customer lists, vendor sources, formulas and any and all other secrets owned by Licensor to the method, Process and equipment necessary to enable Licensee to use the CR Netbook(TM)as a Content Provider.

       1.16 KNOW-HOW, means the knowledge, skills, and experience of Licensor to the method, Process, and equipment to make available the CR Netbook(TM) application.

       1.17 URL, shall mean Uniform Resource Location.



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       1.18 SERVER, shall mean a computer Hardware system with communications capabilities to support the On-Line Operating System(s).

       1.19 CR NETBOOK(TM), shall mean On-line Sportsbook and Casino management and delivery Software applications as demonstrated as of the date of this Agreement or reasonable variations thereof, and use by On-Line Operating System access of any other. Such Software is the template by which the bigbook.com Sportsbook was developed by Cyberoad.com(IOM) Ltd. for Licensee.

       1.20 THE BIGBOOK, shall mean the name of the Sportsbook specifically designed for CGC by Cyberoad.com(IOM) Ltd.


                                   ARTICLE II

                                   THE LICENSE

       2.1. GRANT OF NON-EXCLUSIVE LICENSE. For good and valuable consideration, Cyberoad.com(IOM) Ltd. grants to CGC (a) a non-exclusive right and license to use the Proprietary Technology as a Content Provider at www.thebigbook.com.

       2.2 LICENSE FEE. The license has been granted in exchange for the right for Cyberoad.com(IOM) Ltd. to acquire certain assets of CGC which include, inter alia, the CR Netbook(TM), the assignment of certain licensees and the rights to the domain name cyberoad.com

       2.3 COVENANT NOT TO COMPETE. At all times during and after termination of this License, CGC shall not advise, discuss with, consult with or otherwise provide any services to any other party regarding Cyberoad.com(IOM) Ltd. Proprietary Technology.



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                                   ARTICLE III

                       TERM REPRESENTATIONS AND WARRANTIES

       3.1 TERM. This Agreement shall remain in force indefinitely. Nothing in this Agreement shall be construed as creating an exclusive right by either Party with respect to the other Party's ongoing activities. Upgrades and support are covered under separate agreement.

       3.2.1 REPRESENTATIONS BY CYBEROAD.COM(IOM) LTD. Cyberoad.com(IOM) Ltd. represents that it has kept the proprietary technology proprietary, has not revealed the Trade Secrets and Know-How to anyone who has not agreed to observe the confidential nature of such Proprietary Technology, its service marks and copyrights am free of any known infringement or any known dilution by others, it is the sole owner of such Proprietary Technology and has the right to grant the non-exclusive license described in this Agreement, the execution of which will not violate any other agreement to which Cyberoad.com(IOM) Ltd. is a party.

       3.2.2 CONFIDENTIAL INFORMATION. Each Party shall treat all Confidential Information which may be disclosed by the other Party (the "Disclosing Party") to the Party receiving such information (the "Receiving Party") as confidential commercial property and shall not, during or after the term of this Agreement, use or disclose to others, except as provided in this Agreement, any Confidential Information which may heretofore or hereafter come within the knowledge of the Receiving Party in performing its duties hereunder. This limitation on disclosure shall extend to the substance of any discussions concerning the Confidential Information. The foregoing shall not prevent the Receiving Party (a) from making use of or disclosing other information which the Receiving Party can show has become part of the public domain other than by acts or omissions of the Receiving Party; (b) which the Receiving Party can show has been furnished to him/her by third parties as a matter of right, without restriction oh disclosure; (c) which the Receiving Party can show was in his/her possession prior to disclosure of the information from the Disclosing Party to the Receiving Party; or (d) which has to be disclosed to a court of law or governmental agency as a mater of law. (In the event of the occurrence of a disclosure pursuant to subparagraph (d), the Receiving Party agrees to notify the Disclosing Party promptly of the disclosure and of the



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circumstances concerning the disclosure and agrees to take whatever legal steps are necessary to assist the Disclosing Party in protecting the Confidential Information.).

       3.2 WARRANTIES. CYBEROAD.COM(IOM) LTD. DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, ON THE MERCHANDISE OR OPERATION OF WWW.THEBIGBOOKCOM.

       3.5 NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CYBEROAD.COM(IOM) LTD. DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, FOR THE SERVICE, SOFTWARE, AND HARDWARE INVOLVED IN OR RELATED TO THE OPERATION OF WWW.THEBIGBOOK.COM.

       3.6 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY ISLE OF MAN OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CYBEROAD.COM(IOM) LTD. SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR EXEMPLARY) ARISING FROM OR RELATED TO OPERATION OF WWW.THEBIGBOOK.COM

       3.7 NO DEVELOPMENTS BY LICENSEE. Except as expressly and unambiguously provided in this Agreement and as conditions of Licensee's license pursuant to this Agreement Licensee represents, warrants and agrees:

        (i) not to modify, alter, add to, create any derivative work of, or include in any other software the Proprietary Technology or any portion thereof;



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        (ii)    not to reverse assemble, decompi1c, or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from the Proprietary Technology;

        (iii) to keep Cyberoad.com(IOM) Ltd. informed as to any problems encountered with the Proprietary Technology. Licensee agrees to conduct its business in a manner which favorably reflects upon the Proprietary Technology. Licensee shall not use, in the performance of its obligations under this Agreement, any improvements or additions to or in support of the Website applications considered a part of the CR Netbook(TM) gaming system developed by or on its behalf, without the prior written consent of Licensor.

       3.8 TRANSFER OF INTERESTS. Both Parties agree not to transfer, delegate, or convey any of its rights or obligations hereunder without the express written consent of the other Party, which consent may be withheld in its sole discretion if, the transferee does not qualify based upon its:

        (i)     experience and competence;

        (ii)    financial resources;

        (iii)   integrity and reputation, or;

        (iv)    status as a competitor.


                                   ARTICLE IV

                                 CONFIDENTIALITY

       4.1 OBLIGATIONS. Each party shall receive and hold all Confidential Information of the other party in confidence and shall exercise the same degree of care to prevent the disclosure of such Confidential Information as it does to protect its own Confidential Information. As a minimum protection, the receiving party shall limit disclosure of Confidential Information to its employees having a need to know such information and shall not disclose the Confidential Information of the other party to any third party, individual, corporation or other entity, without the prior written consent of the disclosing party, which consent can be conditioned on such restrictions



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as the disclosing party may specify. Each party's obligations under this Section shall survive the termination of this Agreement and shall continue so long as the received Confidential Information remains Confidential Information within the meaning of this Agreement.

       4.2 RETURN OF CONFIDENTIAL INFORMATION. Within thirty (30) DAYS following termination or expiration of this Agreement for whatever reason, at the disclosing party's request the receiving party shall return the original and all copies of Confidential Information to the disclosing party, or certify in writing that all copies have been destroyed.

       4.3 INSPECTION. Every party may, at its own expense, examine the other party's applicable records to verify that such party has satisfied such party's obligations under this Section 6 relating to the protection of Confidential Information. Each party agrees to make its records available to the other party as requested from time to time. No such examination shall be made more than once during any three-month period, The audited party shall be entitled to require execution of nondisclosure agreements by any person designated to perform such an examination.


                                    ARTICLE V

                 SYSTEMS REQUIREMENTS AND PERFORMANCE STANDARDS

       5.1 CUSTOMIZING. At any time after final acceptance by CGC, at Licensee's request and sole expense, Cyberoad.com(IOM) Ltd. shall promptly and reasonably customize the original Site and www,thebigbook.com located there, by additional programming, to create modifications and other requested changes.,

       5.2 PROPRIETARY DATA BASES. Cyberoad.com(IOM) Ltd. shall provide a reasonable system design to create proprietary database(s) of Clients who visit, register, or wager at the Site. The database(s) will include the ability to create a basic set of reports, including the delivery to CGC of the report writer associated therewith, necessary to run the business and as specifically



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agreed by the Parties. Cyberoad.com(IOM) Ltd. will maintain the database(s) and agrees that it will not solicit Licensee's clients or sell, disclose, or knowingly transmit, any proprietary client data to any third party without Licensee's written consent. Cyberoad.com(IOM) Ltd. further agrees not to contact, attempt to sell to or in any way conduct business or initiate a direct business relationship of any nature with the clients of CGC without the express written consent of CGC. CGC acknowledges that any they will be responsible for any software licenses from any third party suppliers that are needed for the system to function.

       5.3 CONTENTS Licensee shall be solely responsible for reasonably approving the CGC Sportsbook "contents" to be installed by Cyberoad.com(IOM) Ltd. for the benefit of Licensee. The system will be played from a CGC Sportsbook sitting on a server(s) in Costa Rica and Vancouver, B.C.

       5.4 SPECIFIC EVENT TYPES. Cyberoad.com(IOM Ltd,) shall provide at least the following event types:

                5.4.1 NFL FOOTBALL

                5.4.2 COLLEGE FOOTBALL

                5.4.3 BASKETBALL

                5.4.4 ICE HOCKEY

                5.4.5 BASEBALL

                5.4.6 BOXING

       5.5 The System shall include the following wagering types:

                Moneyline

                Game Total

                Teasers & Parlays

                Propositions/Exotics

                Pointspreads



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                Futures

                Casino Games

       5.6 NEW EVENT TYPES. Cyberoad.com(IOM) Ltd. shall promptly incorporate new event types into the CGC Sportsbook as may be reasonably requested by Licensee and as included from time to time in the standard Cyberoad.com(IOM) Ltd. product family in the normal course of business. Such event types shall be added at Licensee's expense unless they are incorporated into the standard Cyberoad.com(IOM) Ltd. product family in which case they will be provided at the sole expense of Cyberoad.com(IOM) Ltd..

       5.7 PLAYER REGISTRATION. Cyberoad.com(IOM) Ltd. shall provide online user access to allow users to register electronically as prospective account holders of the Site and to review all rules, terms, and conditions applicable to Gaming and other uses on the Site. Basic reports will be available to CGC in the database(s) which will track registration activity.

       5.8 MAINTENANCE. Cyberoad.com(IOM) Ltd. will provide general system maintenance for the term of this agreement at its sole expense.

       5.9 SOFTWARE SYSTEM. Cyberoad.com(IOM) Ltd. shall provide software applications as are currently provided in the CGC Sportsbook system and any updates available to Cyberoad.com(IOM) Ltd., and the demonstration CGC Sportsbook system, which applications shall allow various systems solutions, including On-Line real time Gaming, generation and reconciliation of wagering, player accounting, and reporting such data to Licensee in a form and manner reasonably agreed between Cyberoad.com(IOM) Ltd. and Licensee. This paragraph does not in any way limit the intent of the CGC Sportsbook gaming system or in any way intend that the CGC Sportsbook gaming system shall be limited by current applications, whether developed or licensed by Cyberoad.com(IOM) Ltd., Cyberoad.com(IOM) Ltd. agrees to always have CGC supplied with its most current on-line gaming technology, encompassed by both the applicable definition and intent of the CGC Sportsbook gaming and Casino system will include current



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software applications either currently developed or licensed by
Cyberoad.com(IOM) Ltd..

       5.10 HARDWARE. Hardware is as covered under the Operating and Revenue Sharing, Management ServicesCyberoad.com(IOM) Ltd.

       5.11 OPERATION AND REPAIR. The following performance standards shall apply to Licensor's obligations under this Agreement up until delivery to CGC of Cyberoad.com(IOM) Ltd.'s Notice of Completion:

       5.12 SERVER(s). Cyberoad.com(IOM) Ltd. shall provide sufficient server capacity such that a minimum of 10,000 users of the CGC Sportsbook may reasonably operate the applications contained in the CGC Sportsbook gaming system. All repairs made by Cyberoad.com(IOM) Ltd. shall be at its expense. Licensee expressly waives and relinquishes the provisions of any law or any other right permitting Licensee to make repairs at Cyberoad.com(IOM) Ltd.'s expense. Cyberoad.com(IOM) Ltd. shall have no liability to Licensee for damages arising from or related to operation of the Server except for gross negligence of Cyberoad.com(IOM) Ltd.'s employees, agents, or invitees.

       5.13 WEBSITE. Cyberoad.com(IOM) Ltd. shall, subject to content provided by Licensee, keep the Site in good working condition and repair, except for any damage caused to the Site by any negligent act of Licensee or its agents, employees, or invitees, and except for reasonable wear and tear and events beyond Cyberoad.com(IOM) Ltd.'s control. All repairs made by Cyberoad.com(IOM) Ltd. shall be at its expense. Licensee expressly waives and relinquishes the provisions of any law or any other right permitting Licensee to make repairs at Cyberoad.com(IOM) Ltd.'s expense. Cyberoad.com(IOM) Ltd. shall have no liability to Licensee for damages arising from or related to operation of the Site except for gross negligence of Cyberoad.com(IOM) Ltd.'s employees, agents, or invitees,

       5.14 ALTERATIONS. Licensee shall not make any alterations, revisions or updates to any programs or graphic displays used on the Website and shall submit all requests for any such



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alteration to Cyberoad.com(IOM) Ltd. in writing. Upon receipt of any such request by Licensee, Cyberoad.com(IOM) Ltd. shall reasonably determine whether any such alterations may be incorporated into the Website and Cyberoad.com(IOM) Ltd. shall reasonably report such determinations to Licensee. Thereafter, if Cyberoad.com(IOM) Ltd. determines such alterations may reasonably be made, it shall do so at its sole expense.

       5.15 FLAWS OR GLITCHES. Cyberoad.com(IOM) Ltd. shall promptly correct any flaws or glitches in any program or graphic displays.

       5.16 WEBSITE CONTROL. Cyberoad.com(IOM)Ltd., except as otherwise specified in this Agreement, Cyberoad.com(IOM) Ltd. shall have exclusive control of and management responsibilities for all Servers and shall have the right to establish, modify, amend, and enforce reasonable rules and regulations for the use of the Servers and Software at the site. Cyberoad.com(IOM) Ltd. shall install system software, as approved by Licensee, on all Servers to ensure the continued operation of the Website. Licensee shall be solely responsible for all content made available at the Website and nothing herein shall be construed as ownership by Cyberoad.com(IOM) Ltd. of CGC's proprietary content or URL's. Nothing in this paragraph shall be construed to constitute control of such contents by Cyberoad.com(IOM) Ltd. and the Licensee agrees to allow display at the Website of any such disclaimer reasonably requested by Cyberoad.com(IOM) Ltd..

                                   ARTICLE VI

                                   DISCLOSURES

6. DISCLOSURES.

       Neither party shall disclose the terms of this Agreement to any third party, except as required by law or any public regulatory agency, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that either party may disclose the terms of this Agreement to its employees who will perform services related to this Agreement, to its legal counsel, accountants and other professional representatives and to such other persons as may



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be required by court order or legal process. Each party acknowledges and agree that it shall be responsible for, and such party shall not object to, the other party disclosing the terms of this Agreement to any proposed investor or contracting party, and their legal, accounting and other professional representatives, in connection with any securities offering, proposed corporate acquisition or reorganization, loan transaction with a financial institution or similar transaction.



                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

7. EVENTS OF DEFAULTS AND REMEDIES.

       7.1 DEFAULTS. It shall be an Event of Default if any of the following breaches exists and remains in effect for a period of fifteen (15) days after receipt of written notice to the other party.

               7.1.2 There exists a final judgment declaring the Proprietary Technology as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology, Licensee's Site or Licensee's CGC Sportsbook

               7.1.3 Cyberoad.com(IOM) Ltd. fails to perform or comply with any of the provisions set forth in this Agreement relating to system functions which failure shall have continued for fifteen (15) DAYS;

               7.1.4 Cyberoad.com(IOM) Ltd,. fails to perform or comply with any of the warranties or representations set forth in this Agreement, which failure shall have continued for thirty (30) days following notice by Licensee to Cyberoad.com(IOM) Ltd..

       7.2 LICENSEE'S RIGHTS AND REMEDIES. Upon occurrence of any Event of Default described in Section 9 and at any time thereafter, in addition to all other rights and remedies



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available under the Uniform Commercial Code of Isle of Man or other applicable law, this Agreement or otherwise, Licensee shall, at its option, be entitled to terminate this Agreement without any further obligation to Cyberoad.com(IOM) Ltd. except for any obligations, including payment obligations, that have occurred on or before the date of such termination, with or without notice to or consent by Cyberoad.com(IOM) Ltd., except if such notice, consent, or judicial process is expressly required by law.

                                  ARTICLE VIII

                                   ARBITRATION

8. ARBITRATION.

       8.1 ARBITRATION OF DISPUTES. All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre pursuant to its Rules. The Place of Arbitration shall be Vancouver, British Columbia, Canada.

       8.2 NOTICE. By signing in the space below you are agreeing to have any dispute arising out of the matters included in the "Arbitration of Disputes" provision decided by neutral arbitration and you are giving up your judicial rights to discovery and appeal, unless those rights are specifically included in the "Arbitration of Disputes" provision. Your agreement to this arbitration provision is voluntary. We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the "Arbitration of Disputes" provision to neutral arbitration.


CYBEROAD GAMING CORPORATION LTD.            Cyberoad.com.(IOM) Ltd.  LTD


By: /s/ LAWRENCE COFIELD                    By: /s/ JOHN COFFEY
   ---------------------                       ---------------------------------



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                                   ARTICLE IX

                                  MISCELLANEOUS

       9.1 NEW TECHNOLOGY. If, during the term of this Agreement, Cyberoad.com(IOM) Ltd. makes any incremental improvements in the Proprietary Technology or becomes the owner or licensee of such incremental improvements through software and hardware applications, know-how, trade secrets, copyrights, and trademarks, it shall communicate such improvements to CGC and give CGC full information regarding their use. Any improvements or suggestions implemented into the CR Netbook system by CGC shall immediately be the property of Cyberoad.com(I0M) Ltd., and attach to CGC's license with all rights which are granted to CGC for the Proprietary Technology, without payment of any additional royalties for such improvements.

       9.2 MARKING. CGC agrees it will mark all literature and Website communications of any kind under this Agreement with the appropriate trademark, copyright, or patent marking and further agrees to allow Cyberoad.com(IOM) Ltd, to place the CR Netbook(TM) logo including a hyper-link to the Cyberoad.com(IOM) Ltd. corporate site on the CGC Sportsbook website

       9.3 CHOICE OF LAW. All disputes concerning the validity, interpretation, or performance of this Agreement and any of its terms or conditions, or of any rights or obligations of the Parties, shall be governed by the laws of the Isle of Man.

       9.4 COMPLETE UNDERSTANDING AND MODIFICATIONS. This Agreement constitutes the complete expression of the terms of the grant of this non-exclusive license. All previous and contemporaneous agreements, representations,. and negotiations, whether oral, written, or implied, are superseded by this Agreement, except those included in the recitals to this Agreement. Any modifications to this Agreement must be reduced to writing, signed by both Parties, and attached to this Agreement, to be effective.



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       9.5 ASSIGNABILITY. CGC shall have the right, subject to Cyberoad.com(IOM)
Ltd.'s consent, which consent shall not be unreasonably withheld, to assign this License to any one without restriction.

       9.6 NO WAIVER. The failure by either Party to this Agreement to insist upon performance by the other Party shall not constitute a waiver of any rights under this Agreement and shall not bar, by waiver or estoppel, insistence upon performance by the other Party.

       9.7 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed in a manner which would create the relationship between the parties of employee-employer, principal-agent, joint venture, partnership, or anything other than a Cyberoad.com(IOM) Ltd.-CGC relationship.

       9.8 RETENTION OF OWNERSHIP. This Agreement is not to be construed as an assignment of or transfer of ownership in the Proprietary Technology or related information. Cyberoad.com(IOM) Ltd. retains ownership of the Licensed Proprietary Technology and all its improvements, additions, and database(s) related thereto, subject to this License.

       9.9 SEVERABILITY. The provisions of this Agreement are severable. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid, illegal or unenforceable, it shall be deemed stricken and ill the remaining provisions shall remain in full force and effect.

       9.10 SURVIVAL OF OBLIGATIONS. Each, Party does for it and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that it and they will continue to adhere to the restrictions and obligations of this Agreement and this Agreement shall inure to their continued benefit.

       9.11 RECITALS. The recitals shall be considered part of this Agreement.



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       9.12 HEADINGS. The Headings are for informational purposes only and shall not constitute part of this Agreement.

       9.13 MULTIPLE COUNTERPARTS. This Agreement has been executed in multiple counterparts, each of which shall be considered an original executed version of this document.

       9.14 LAWFUL USE. Nothing in this Agreement shall permit CGC to violate the law of any country or political subdivision where gaming is unlawful. CGC agrees to defend, indemnify, and hold Cyberoad.com(IOM) Ltd. harmless for any violations of this paragraph.

       9.15 NOTICES. Any notice given by either Party to the other Party shall be deemed to have been sufficiently given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing:

        If to Cyberoad.com(IOM) Ltd.:

                        International House
                        Castle Hill, Victoria Road,
                        Douglas, Isle of Man, British Isles,
                        IM2 4RB

        If to Licensee:

                        Cyberoad Gaming Corp.
                        Box 174
                        Basseterre, St. Kitts, W.I.

       9.16 GOOD FAITH. The parties specifically agree to carry out the provisions of this Agreement in good faith.

       9.17 INTEGRATION. This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof except sections covered in more depth in the Operating, Revenue Sharing and Management Services Agreement and any other agreement referred to in this agreement. All prior and contemporaneous communications, representations, and agreements between the parties concerning the subject of this Agreement, whether oral or written,



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are superseded by this Agreement.

       9.18 FORCE MAJEURE. Neither party shall bear any responsibility or liability for any losses arising out of any delay or interruption of their performance of obligations under this Agreement due to an act of God, act of governmental authority, act of public enemy or due to war, riot, flood, civil commotion, earthquake, insurrection, labor difficulty, storm interruption of electrical power, of any other cause beyond the reasonable control of the party delayed.

       9.19 LIMITATION ON LEGAL ACTIONS. No action (regardless of form or theory of liability) arising out or relating to this Agreement may be brought by either party more than two years after the date the cause of action occurred. A cause of action shall be considered to have occurred when the injured party discovers, or in the exercise of due diligence should have discovered, a default or breach of this Agreement.


                                    ARTICLE X

                               COMPLIANCE WITH LAW

       10.1 CGC represents and warrants to Cyberoad.com(IOM) Ltd. that:

(i) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Licensee is required in connection with the consummation of the transactions contemplated by this Agreement;

(ii) there is no action, suit, proceeding or investigation pending or currently threatened against the Licensee which questions the validity of this Agreement or the right of the Licensee to enter into it, or to consummate the transactions contemplated hereby;

(iii) CGC has, and is in compliance with, all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and believes it can obtain, any similar authority for the conduct of its business as planned to be conducted; and



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

(iv) to the Licensees' knowledge the Licensee is in compliance in all material respects with all federal or state statutes, rules or regulations applicable to the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or cause the suspension, revocation, impairment forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the CGC Sportsbook gaming system.

       10.2 Licensee acknowledges and agrees that it is not relying on Cyberoad.com(IOM) Ltd. to advise it with respect to legal or regulatory compliance in connection with the CGC Sportsbook gaming system or any other uses of the Proprietary Technology licensed hereunder and that Licensee is making its own determinations with respect thereto and is relying on its own legal counsel to advise it connection therewith. Notwithstanding the foregoing, each Party mutually acknowledges the existence of regulatory jurisdiction of national and sub-national units in the Territory and covenant and agrees to cooperate at its own expense with all such units to obtain any regulatory review, license, concession, or other permission such units may reasonably require.

       10.3 Nothing in this Agreement shall be construed as requiring Cyberoad.com(IOM) Ltd., its affiliates, agents, and joint-venturer, to operate or act as a Sportsbook operator or any equivalent entity relating to the risk of any of the wagers transacted on its behalf under this agreement.

       10.4 Licensee assumes all risk:

            (i) associated with gaming related licensing and permitting hereunder in the United States and each state thereof and

            (ii) and relating to or associated with Licensee the conduct and operation of the On Line System.

       10.5 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may he necessary or appropriate



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

to achieve the purposes of the Agreement.

       10.6 INDEMNITY. Both parties shall defend, indemnify and hold harmless the other party against all claims, demands, actions, proceedings, costs and damages of any kind, including attorney fees, arising from or related to any acts or omission by the other which are relied on in entering into this Agreement. Cyberoad.com(IOM) Ltd. shall defend, indemnify and hold CGC harmless against all claims, demands, actions, proceedings, costs and damages of any kind, including attorney fees, arising from any third parties who may have an interest in technology provided by Cyberoad.com(IOM) Ltd. to CGC, caused by CGC using any technology provided by Cyberoad.com(IOM) Ltd. in the manner contemplated in this agreement.



IN WITNESS WHEREOF, each party of the parties has caused this Agreement to be executed on the date first above stated.

                                            CYBEROAD Cyberoad.com(IOM) Ltd.


/s/                                         By: /s/ JOHN COFFEY
-------------------------                      --------------------------------
Witness                                     Title: Director
                                                   Cyberoad Gaming Corporation


/s/                                         By: /s/ LAWRENCE COFIELD
-------------------------                      --------------------------------
Witness                                     Title: Director



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